                                                                    EXHIBIT 10.5


                               KAYDON CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                            AS AMENDED AND RESTATED

                               TABLE OF CONTENTS

ARTICLE                                                                         PAGE
-------                                                                         ----
I             Establishment ..................................................   1
              1.1       Effective Date .......................................   1
              1.2       Intent ...............................................   1
              1.3       Trust ................................................   1

II            Definitions ....................................................   2
              2.1       Accrued Benefit ......................................   2
              2.2       Active Participant ...................................   2
              2.3       Actuarial Equivalent .................................   3
              2.4       Average Monthly Compensation .........................   3
              2.5       Board of Directors ...................................   3
              2.6       Compensation .........................................   3
              2.7       Committee ............................................   3
              2.8       Covered Compensation .................................   3
              2.9       Disability ...........................................   4
              2.10      Disability Retirement Eligibility ....................   4
              2.11      Early Disability Retirement Eligibility ..............   4
              2.12      Early Retirement Eligibility .........................   4
              2.13      Employer .............................................   5
              2.14      Normal Retirement Eligibility ........................   5
              2.15      Plan Year ............................................   5
              2.16      Vested Retirement Eligibility ........................   5
              2.17      Year of Credited Service .............................   5
              2.18      Year of Vesting Service ..............................   7

III           Benefits .......................................................   8
              3.1       Normal Retirement Benefit ............................   8
              3.2       Early Retirement Benefit .............................   8
              3.3       Vested Retirement Benefit ............................   8
              3.4       Disability Benefit ...................................   9
              3.5       Death Benefit ........................................  10
              3.6       Benefit Limitations ..................................  11
              3.7       Special Transfer Employee Rule .......................  13
              3.8       Change in Control Override ...........................  14

IV            Distribution ...................................................  15
              4.1       Time and Method of Payment ...........................  15
              4.2       Change of Circumstances ..............................  16
              4.3       Designation of Beneficiary ...........................  16
              4.4       Claims Procedure .....................................  16
              4.5       Facility of Payment ..................................  18
              4.6       Offset ...............................................  18
              4.7       Distribution in the Event of Taxation ................  18

V             Administration .................................................  20
              5.1       Committee ............................................  20
              5.2       Limitation of Liability and Indemnification ..........  21

VI            Amendment and Termination of Plan ..............................  22
              6.1       Amendment or Termination .............................  22
              6.2       Change in Control Agreement ..........................  23

VII          Miscellaneous ...................................................  24
             7.1        Nonassignability .....................................  24
             7.2        Employment Rights Not Enlarged .......................  24
             7.3        Participants' Rights Limited .........................  24
             7.4        Interpretation and Construction ......................  24
             7.5        Governing Law ........................................  25
             7.6        Arbitration ..........................................  25

Appendix A
Appendix B
Appendix C
Appendix D

                               KAYDON CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         Kaydon Corporation and certain of its related entities identified in Appendix A (individually, an Employer, or collectively, the Employers) amend and restate the Kaydon Corporation Supplemental Executive Retirement Plan (the Plan) effective August 1, 1998.

                                    ARTICLE I
                                 ESTABLISHMENT

         1.1 EFFECTIVE DATE. This Plan was generally effective as of January 1, 1994 as to Kaydon Corporation and January 1, 1997 as to the other Employer or Employers. The Plan was amended and restated in 1997 and is now further amended and restated, in both cases to reflect amendments adopted by the Board November 7,1996.

         1.2 INTENT. The Plan is intended to be an unfunded deferred compensation arrangement for purposes of the Internal Revenue Code of 1986, as amended (the Code) and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

         (a) ERISA EXEMPTION. The Plan is provided for the benefit of a select group of management employees, is intended to result in taxation to participants only when amounts are actually received under this Plan and is intended to be exempt from the participation, funding, vesting and fiduciary requirements of ERISA.

         (b) UNFUNDED. The Plan constitutes only a promise by each Employer to make benefit payments in the future. Participants have the status of general unsecured creditors of their Employer.

         1.3 TRUST. Any trust created by an Employer and any assets held by the trust to assist the Employer in meeting its obligations under this Plan will conform, in general form, to the terms of the model trust described in Rev. Proc. 92-64 as modified from time to time.

                                   ARTICLE II
                                  DEFINITIONS

                  2.1 ACCRUED BENEFIT. A participant's Accrued Benefit is the Retirement Benefit earned to date under the Basic form (as defined in the Kaydon Corporation Retirement Plan) taking into account the offset of the participant's benefit under the Kaydon Corporation Retirement Plan from time to time.

         (a) CALCULATION. The Accrued Benefit is based on the Average Monthly Compensation, Years of Vesting Service, Years of Credited Service (to a maximum of 30) the benefit formula and the remaining Plan provisions in effect at the earlier of termination of employment, cessation of Active Participation, or other earlier computation date and, for purposes of determining the benefit under the Kaydon Corporation Retirement Plan, the terms of that Plan in effect from time to time.

         (b) REDUCTION. The Accrued Benefit of a participant who receives payment of any benefits under the Plan is reduced by the Actuarial Equivalent of the payments.

         2.2 ACTIVE PARTICIPANT. An Active Participant is an employee of Kaydon Corporation or a wholly owned subsidiary of Kaydon Corporation which has adopted this Plan who has been designated by the Board of Directors or by the Compensation Committee of the Board of Directors as eligible to begin accruing benefits under this Plan and is identified in Appendix B.

         (a) CESSATION OF ACTIVE PARTICIPATION. An employee who becomes an Active Participant remains an Active Participant until the earlier of the date the employee is no longer actively employed in that manner and the date the employee is removed from this Plan by the Board of Directors or the Compensation Committee.

         (b) PARTICIPATION. An individual who is or was an Active Participant remains a participant until no further amounts are payable to the individual under this Plan.

         2.3 ACTUARIAL EQUIVALENT. Actuarial Equivalence is determined under the assumptions and methods set forth in Appendix D.

         2.4 AVERAGE MONTHLY COMPENSATION. Average Monthly Compensation is the participant's Average Monthly Compensation determined under the Kaydon Corporation Retirement Plan, calculated at the earlier of termination of employment, cessation of Active Participation, or other earlier computation date using the definition of Compensation contained in this Plan.

         2.5 BOARD OF DIRECTORS. The Board of Directors is the Board of Directors of Kaydon Corporation.

         2.6 COMPENSATION. Compensation is Compensation as provided in the Kaydon Corporation Retirement Plan, except that Compensation is determined without application of the Code Section 401(a)(17) Dollar Limit and the Compensation Dollar Limit of the Kaydon Corporation Retirement Plan.

         2.7 COMMITTEE. The Committee consists of one or more persons appointed by the Board of Directors of Kaydon Corporation. In the absence of a specially appointed Committee, the Board of Directors of Kaydon Corporation or the Compensation Committee of the Board of Directors has the responsibilities of the Committee provided in this Plan. Any members of the Committee who are employees may not receive compensation for their services to the Committee.

         2.8 COVERED COMPENSATION. Covered Compensation is Covered Compensation as provided in the Kaydon Corporation Retirement Plan.

         2.9 DISABILITY. Disability is any physical or mental condition which causes the individual to cease active work with the Employer, is reasonably expected to be permanent, and is approved by the Board of Directors or the Committee in its discretion, based on evidence satisfactory to it. Receipt of permanent and total disability benefits under the Social Security Act, as amended, or a finding of Disability for purposes of the Kaydon Corporation Retirement Plan may be considered by the Board or the Committee, but are not dispositive.

         2.10 DISABILITY RETIREMENT ELIGIBILITY. Disability Retirement Eligibility is the later of Normal Retirement Eligibility and the first day of the month on or following the last payment made under the Employer's long term disability insurance program with respect to an individual who has completed ten
(10) Years of Vesting Service or ten (10) Years of Credited Service, incurred a Disability while an Active Participant and after attaining age 55, and ceased active work with the Employers.

         2.11 EARLY DISABILITY RETIREMENT ELIGIBILITY. Early Disability Retirement Eligibility is the later of Early Retirement Eligibility and the first day of the month on or following the last payment made under the Employer's long term disability insurance program with respect to an individual who has completed ten (10) Years of Vesting Service, incurred a Disability while an Active Participant and after attaining age 55 and ceased active work with the Employers.

         2.12 EARLY RETIREMENT ELIGIBILITY. Early Retirement Eligibility is the first day of the month on or following the date an Active Participant attains age 55, completes at least ten (10) Years of Vesting Service and ceases active work with the Employers.

         2.13 EMPLOYER. Employer means Kaydon Corporation and any wholly owned subsidiary of Kaydon Corporation which has adopted this Plan.

         2.14 NORMAL RETIREMENT ELIGIBILITY. Normal Retirement Eligibility is the first day of the month on or following the date an Active Participant:

         (a) GENERAL RULE. Who has completed ten (10) Years of Vesting Service or ten (10) Years of Credited Service attains age 65; or

         (b) SPECIAL RULE. Who was first employed by the Employers after age 55 attains age 65.

         2.15 PLAN YEAR. The Plan Year is an annual accounting period ending each December 31.

         2.16 VESTED RETIREMENT ELIGIBILITY. Vested Retirement Eligibility is the first day of the month on or following the date a participant who is no longer an Active Participant but who has a vested interest in an Accrued Benefit ceases active work with the Employers. The Accrued Benefit is vested upon the earlier of:

         (a) AGE AND SERVICE. The later of attainment of age 55 while (or prior to becoming) an Active Participant and the completion of either ten (10) Years of Vesting Service or ten (10) Years of Credited Service; or

         (b) AGE. The attainment of age 65 while (or prior to becoming) an Active Participant.

         2.17 YEAR OF CREDITED SERVICE. A Year of Credited Service is a Year of Credited Service determined under the Kaydon Corporation Retirement Plan, including service credited prior to participation in this Plan, except that:

         (a) ADDITIONAL CREDIT. For purposes of the Accrued Benefit once the individual attains the Eligibility requirement below and for purposes of the computation of the Normal Retirement, Early Retirement, Death, or Disability Benefit under Sections 3.1, 3.2, 3.4 and 3.5(b) only (and not for purposes of calculating the Accrued Benefit prior to the time the individual attains the Eligibility requirement below, calculating the Vested Retirement Benefit, or determining eligibility for a benefit, vesting, or any other purpose), Active Participants identified in Appendix C as potentially eligible for Additional Credit who are described in this subsection will be credited with Years of Credited Service as provided in this subsection in addition to the Years of Credited Service already credited to the Participant.

                  (i) ELIGIBILITY. An individual is eligible for the additional credit provided in subsection (ii) if the individual attains while an Active Participant in this Plan Normal Retirement Eligibility, Disability Retirement Eligibility, Early Disability Retirement Eligibility, or Early Retirement Eligibility and age 62, or dies while an Active Participant in this Plan with a Qualifying Spouse who is eligible for a benefit under Section 3.5(b).

                  (ii) AMOUNT OF CREDIT. The number of additional Years of Credited Service credited is equal to the Active Participant's Years of Credited Service actually earned under the Kaydon Corporation Retirement Plan or credited under Section 3.7 of this Plan (excluding, for example, Years of Credited Service imputed under the terms of that Plan or this Plan, other than in accordance with Section 3.7 of this
         Plan).

                  (iii) REMOVAL. An individual may be removed from the list of Active Participants identified in Appendix C as potentially eligible for Additional Credit at any time prior to the earlier of attainment of the Eligibility requirement, above, and the date which is six months prior to the time the provisions of Section 3.8 of this Plan have operated with respect to the individual. Subject to that limitation, that removal may occur in the discretion of the Board of Directors or the Committee.

         (b) MAXIMUM. In every case, total Years of Credited Service are limited to 30.

         (c) LIMITATION. Years of Credited Service are not credited under this Plan after an individual ceases to be an Active Participant in this Plan.

         2.18 YEAR OF VESTING SERVICE. A Year of Vesting Service is a Year of Vesting Service determined under the Kaydon Corporation Retirement Plan, except that Years of Vesting Service are not credited under this Plan after an individual ceases to be an Active Participant in this Plan.

                                  ARTICLE III
                                    BENEFITS

         3.1 NORMAL RETIREMENT BENEFIT. An Active Participant who attains Normal Retirement Eligibility is entitled to the following benefit, calculated in the Basic Form as defined in the Kaydon Corporation Retirement Plan, payable beginning on the first day of the month following retirement at or after attainment of Normal Retirement Eligibility. The benefit is one percent (1%) of Average Monthly Compensation plus fifty-eight hundredths percent (.58%) of Average Monthly Compensation in excess of Covered Compensation, multiplied by Years of Credited Service (to a maximum of 30 years), less the Participant's benefit under the Kaydon Corporation Retirement Plan, calculated in the Basic Form, payable beginning at the same date.

         3.2 EARLY RETIREMENT BENEFIT. A participant who retires after attaining Early Retirement Eligibility is entitled to a benefit computed in the same manner as the Normal Retirement Benefit, payable on the first day of the month following attainment of age 65. The Committee, in its discretion, however, may begin the payment of benefits to an Active Participant who retires after attaining Early Retirement Eligibility prior to age 65. In that case, the benefit is calculated by subtracting from the Actuarial Equivalent (determined under Appendix D) of the Participant's Accrued Benefit (calculated without the offset of the benefit under the Kaydon Corporation Retirement Plan) the Participant's actuarially adjusted benefit under the Kaydon Corporation Retirement Plan from time to time.

         3.3 VESTED RETIREMENT BENEFIT. A participant who retires after attaining Vested Retirement Eligibility is entitled to the following benefit, calculated in the Basic Form as defined in the Kaydon Corporation Retirement Plan, payable beginning on the first day of the month following attainment of age 65. The benefit is calculated under the formula provided in Section 3.1. The Committee, in its discretion, however, may begin the payment of benefits to a participant who terminates service and retires after attaining Vested Retirement Eligibility. In that case, the benefit is reduced in the same manner as an Early Retirement Benefit.

         3.4 DISABILITY BENEFIT. An Active Participant who retires due to Disability and attains Disability Retirement Eligibility is entitled to the individual's Accrued Benefit calculated based on the Years of Credited Service the Participant would have completed had employment continued to Normal Retirement Eligibility (with additional Years of Credited Service credited under
Section 2.17(a), if applicable, based only on the individual's actual Years of Credited Service) and Average Monthly Compensation determined on the first day of the month coincident with or next following the occurrence of the Disability.

         (a) REDUCED DISABILITY BENEFIT. The Committee, in its discretion, however, may begin the payment of benefits to an Active Participant who retires due to Disability prior to age 65 and attains Early Disability Retirement Eligibility. This benefit is the actuarial equivalent of the individual's Accrued Benefit, calculated based on the Years of Credited Service the Participant would have completed had employment continued to the date benefits begin (with additional Years of Credited Service credited under Section 2.17(a), if applicable, based only on the individual's actual Years of Credited Service) and Average Monthly Compensation determined on the first day of the month coincident with or next following the occurrence of the Disability, reduced and payable in the same manner as an Early Retirement Benefit.

         (b) NOTICE. A participant whose employment terminated as the result of a permanent disability must advise the Committee within sixty (60) days should payment of Social Security disability insurance benefits be discontinued.

         (c) EXAMINATION. The Committee may require any participant whose employment terminated as the result of a permanent disability to provide evidence the Committee considers appropriate verifying the participant's continued eligibility for disability benefits under this Plan.

         (d) EFFECT OF DISCONTINUANCE. If the permanent disability of a participant ceases, the Disability Benefit shall also cease and the participant shall receive no further Years of Credited Service unless, in the case of a participant receiving an unreduced Disability Benefit, the participant returns to the employ of an Employer within thirty (30) days after the cessation of disability.

                  (i) SPECIAL CREDIT. In that event, the participant shall receive Years of Credited Service for the entire period of permanent disability.

                  (ii) OTHER. If the participant does not return to the employ of an Employer within thirty (30) days after the cessation of disability, or in the case of a participant receiving a reduced Disability Benefit, the participant shall not receive any Years of Credited Service for the period of permanent disability and shall be entitled only to the benefit, if any, applicable on the date of commencement of the permanent disability, determined as if employment with the Employers had terminated as of that date.

         3.5 DEATH BENEFIT. Death Benefits are payable only under this Section.

         (a) NON-ELIGIBLE. If an individual dies before vesting, no benefit is payable under this Plan.

         (b) ELIGIBLE DEATH. The Qualifying Spouse (as defined in the Kaydon Corporation Retirement Plan) of a participant who dies after vesting but before benefits are payable is entitled to the Spousal Survivor Annuity. If the Spousal Survivor Annuity is not payable, no benefit is payable under this Plan.

                  (i) SPOUSAL SURVIVOR ANNUITY. The Spousal Survivor Annuity is an equal monthly benefit for the Qualifying Spouse's life equal to the Qualifying Spouse's benefit under the Joint and Spousal Survivor form of benefits (as defined in the Kaydon Corporation Retirement Plan) (with additional Years of Credited Service under Section 2.17(a), if applicable) less the Spousal Survivor Annuity benefit payable under the Kaydon Corporation Retirement Plan from time to time.

                  (ii) PAYMENT. The Spousal Survivor Benefit is payable at the earliest time payment of the Spousal Survivor Annuity benefit under the Kaydon Corporation Retirement Plan could commence and is not payable if the spouse does not survive until the actual commencement date. The benefit is actuarially reduced as provided in Appendix D.

         (c) POST-BENEFIT DEATH. The designated beneficiary of a participant who dies after benefits are payable is entitled to a continuation of payment under the elected payment form if the participant was properly receiving payments in the Joint and Spousal Survivor form, the Joint and Survivor form, or the Period Certain form (as defined in the Kaydon Corporation Retirement Plan).

         3.6 BENEFIT LIMITATIONS. Notwithstanding any other provision of the Plan (except as provided in this subsection (a)):

         (a) FORFEITURE OF VESTED BENEFITS. An individual forfeits all amounts payable under the Plan, whether or not vested and whether or not benefits have yet commenced, if the individual:

             (i) FOR CAUSE. Is discharged For Cause;

             (ii) EMPLOYMENT. Is employed other than by Kaydon Corporation or one of its wholly-owned subsidiaries or is self-employed, in any capacity to any extent, prior to attainment of age 65, without prior written approval of the Committee or the Board of Directors; or

                  (iii) COMPETE. Is employed or is self-employed, in any capacity to any extent, at any age, in any industry determined by the Committee or the Board of Directors in its discretion to be an industry in which Kaydon Corporation or any of its subsidiaries competes.

         Subsection (ii) shall not apply if Section 3.8 operates with respect to the individual. For purposes of this Plan, discharge is For Cause if the participant, in connection with the participant's duties as an employee of the Employer or any of its affiliates, committed a fraud or any felony, engaged in deliberate, willful or gross misconduct, or committed any other act which causes or may reasonably be expected to cause substantial injury to Kaydon or any of its affiliates. For purposes of clarification, this use of this For Cause standard for discharge affects the participant's entitlement to benefits under this Plan only and does not generally limit the ability of Kaydon or other employer to terminate participant's employment for any reason or for no reason at all.

         (b) RECEIPT OF BENEFIT. Receipt of any benefit under the Plan fully terminates the employment relationship with the Employers.

         (c) KAYDON CORPORATION RETIREMENT PLAN BENEFIT. Except where Section
3.8 operates, an individual is entitled to a benefit under this Plan only if the individual is entitled to and is receiving a benefit from the Kaydon Corporation Retirement Plan or would be entitled to a benefit from that Plan except that the individual's Employer did not maintain that Plan.

         (d) SINGLE BENEFIT. A participant is eligible for only one (1) type of benefit under the Plan. The receipt of a Plan benefit during any month precludes payment of another type of benefit for the same month. Under no circumstances will the Plan pay duplicate benefits with respect to the same participant or surviving spouse benefits in excess of the actuarial present value of the benefits described in this Article III determined as of the earlier of the commencement of benefits or the date of the participant's death.

         (e) EMPLOYMENT AFTER BENEFIT COMMENCEMENT. Benefit payments under the Plan cease and are forfeited during any period of reemployment with an Employer or a prior Employer and during any other period during which benefits under the Kaydon Corporation Retirement Plan are suspended.

         (f) WITHHOLDING AND PAYROLL TAXES. Benefit payments shall be reduced as determined in the sole discretion of the Employer for any withholding for federal, state and local income, employment and other taxes required to be withheld by the Employer in connection with the benefits paid under this Plan.

         3.7 SPECIAL TRANSFER EMPLOYEE RULE. An Active Participant who is employed while an Active Participant by a subsidiary of Kaydon Corporation which does not maintain the Kaydon Corporation Retirement Plan:

         (a) SERVICE. Is credited with Years of Vesting Service and Years of Credited Service under this Plan as though the subsidiary had maintained the Kaydon Corporation Retirement Plan during the Active Participant's employment by the subsidiary as an Active Participant; and

         (b) BENEFIT. Receives a benefit under this Plan calculated taking that imputed service into account for purposes of this Plan. The benefit offset under this Plan is then calculated based on the greater of:

                  (i) PENSION BENEFIT. The participant's benefit under the Kaydon Corporation Retirement Plan based on the aggregate of the participant's actual service under that Plan and imputed service under
         Section 3.7(a) of this Plan; or

                  (ii) OTHER BENEFIT. The sum of the participant's actual benefit under the Kaydon Corporation Retirement Plan, the participant's actual benefit under any other Kaydon Corporation or other subsidiary defined benefit plan, and the Actuarial Equivalent of the participant's actual benefit under any other Kaydon Corporation or other subsidiary defined contribution plan.

         3.8 CHANGE IN CONTROL OVERRIDE. To the extent a participant is a party to an effective Change in Control Agreement with an Employer which explicitly provides for amendment of this Plan as to the participant, upon a Change in Control as defined in that Agreement and a termination of employment triggering the operation of that Agreement as to participant, this Plan shall be deemed amended as to that participant to the extent provided in the Change in Control Agreement.

                                   ARTICLE IV
                                  DISTRIBUTION

         4.1 TIME AND METHOD OF PAYMENT. Except as otherwise explicitly provided, benefits under this Plan will be paid (other than in the case of death of the participant) in the presumptive form of payment applicable to the participant provided for in the Kaydon Corporation Retirement Plan (or which would be applicable to the participant if the individual were a participant in that plan), commencing on the first day of the month following attainment of age 65.

         (a) COMMITTEE. Notwithstanding those rules, the Committee may, in its sole discretion and without the consent of the individual, spouse, or beneficiary (except in the case of operation of Section 3.8):

                  (i) MODIFY TIME OR FORM. Accelerate the commencement of benefits to a date not prior to the participant's termination of employment and attainment of eligibility for Retirement and pay benefits in any form of payment allowed under the Kaydon Corporation Retirement Plan from time to time; and

                  (ii) LUMP SUM. Pay the Actuarial Equivalent of the remaining benefit in a lump sum before or after benefits commence. Any such payment satisfies the obligation of the Employer under this Plan.

         (b) EQUIVALENCE. Each optional form and time of payment of benefits must be the Actuarial Equivalent of the benefit payable under the Basic form.

         (c) LIMITATION. A participant may not participate in any decision of the Committee involving that individual.

         4.2 CHANGE OF CIRCUMSTANCES. Once payments have begun, no method of payment may be revoked or modified, nor the benefit increased, by reason of a subsequent divorce or death of the spouse of a participant before that of the participant or by reason of the participant's actual retirement after benefits have begun because of the participant's attainment of age 70-1/2.

         4.3 DESIGNATION OF BENEFICIARY. The beneficiary or contingent beneficiary designated to receive amounts payable under the Plan (other than the Spousal Survivor Annuity or the Spousal Survivor portion of the Joint and Spousal Survivor Annuity) in the event of the participant's death is the same beneficiary and contingent beneficiary, respectively, applicable to the participant from time to time under the Kaydon Corporation Retirement Plan.

         4.4 CLAIMS PROCEDURE. A participant or beneficiary, the Committee and the Board of Directors must observe the following procedures for claims to benefits.

         (a) CLAIM. If a participant, beneficiary or legal representative asserts that a benefit which is payable has not been paid in a timely manner, the individual must file an Application for Distribution with the Committee. The Committee must grant or deny the request within ninety (90) days after receipt unless special circumstances require an extension of time. The extension must not exceed an additional ninety (90) days. The Committee must notify the applicant in writing of the extension and the reasons for the extension.

         (b) DENIAL OF CLAIM. If a claim is denied, the Committee must provide to the applicant a written notice containing the reason for the denial. If notice of a denial of claim or an extension of time is not received by the applicant within ninety (90) days, the claim is deemed denied.

         (c) EMPLOYER REVIEW. Within sixty (60) days after a denial is received, the applicant may request a review upon written application to the Board of Directors. The applicant may submit issues and comments in writing to the Board. The Board must make a decision on review and notify the applicant of the decision within ninety (90) days of receipt of the request for review unless circumstances require an extension of time. The extension may not exceed an additional ninety (90) days.

                  (i) PRE-CHANGE IN CONTROL. Prior to a Change in Control (as defined in a Change in Control Agreement affecting a participant), the Board has the duty and power in this regard to exercise discretionary authority to construe and interpret the Plan and decide all questions of eligibility for benefits. The decision of the Board upon review is final and binding on the applicant unless the applicant establishes that the decision of the Board is arbitrary and capricious.

                  (ii) POST-CHANGE IN CONTROL. After such a Change in Control:

                        (A) INTERPRETATION. The Board's construction and
                  interpretation of the Plan and its decisions regarding eligibility for benefits with respect to the affected participant must be reasonable and consistent with the spirit and intent of the Plan; and

                        (B) STANDARD. The decision of the Board upon review with
                  respect to the affected participant is subject to de novo review.

         (d) LIMITATION. Except as provided in a Change in Control Agreement affecting the participant, this section does not allow a participant to request or demand payment of benefits at any time or in any form other than at age 65 in the presumptive form applicable to the participant under the Kaydon Corporation Retirement Plan, or to challenge in any manner the Committee's failure or refusal to exercise the discretion available to it under subsection 4.1(a).

         4.5 FACILITY OF PAYMENT. A payment made under this section fully discharges the Employer and the Committee from all future liability with respect to the payment.

         (a) INCAPACITY. If a person entitled to payment is legally, physically or mentally incapable of receiving or acknowledging payment, the Committee may direct payment: directly to the person; to the person's legal representative; to the spouse, child or relative by blood or marriage of the person; to the person with whom the person resides; or by expending the payment directly for the benefit of the person. A payment made other than to the person is intended to be used for the person's exclusive benefit.

         (b) LEGAL REPRESENTATIVE. The Committee is not required to commence probate proceedings or to secure the appointment of a legal representative.

         (c) DETERMINATIONS. The Committee may act upon affidavits in making any determination. The Committee, in relying upon affidavits or having made a reasonable effort to locate any person entitled to payment, is authorized to direct payment to a successor beneficiary or another person. A person omitted from payment has no rights on account of payments so made.

         (d) ANTI-ESCHEAT. If the Committee cannot locate a person entitled to payment, the amount is a forfeiture which is reinstated if a claim is made within the applicable limitations period by a person entitled to payment.

         4.6 OFFSET. The Committee shall offset any benefit by the value of benefits received before reemployment or when or to the extent benefits should not have been paid. In addition, in all cases the benefit payable under this Plan is reduced by the benefit payable under the Kaydon Corporation Retirement Plan.

         4.7 DISTRIBUTION IN THE EVENT OF TAXATION. If, for any reason, all or any portion of the participant's benefit under this Plan becomes taxable to the participant prior to receipt, the participant may petition the Committee for a distribution of assets sufficient to meet the participant's tax liability (including additions to tax, penalties and interest).

         (a) CALCULATION. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Employer shall distribute to the participant immediately available funds in an amount equal to the participant's federal, state and local tax liability associated with such taxation (not to exceed the participant's Vested Accrued Benefit under the Plan). The liability shall be measured by using the participant's then current highest federal, state and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties and interest.

         (b) TIMING. If the petition is granted, the tax liability distribution shall be made within 90 days of the grant.

         (c) EFFECT. The distribution shall affect and reduce the participant's Accrued Benefit and the benefits to be paid under this Plan.

                                    ARTICLE V
                                 ADMINISTRATION

         5.1 COMMITTEE. The Committee has responsibility for general administration of the Plan.

         (a) AUTHORITY. The Committee has the duty and power to:

                  (i) CONSTRUCTION. Exercise discretionary authority to construe and interpret the Plan and decide all questions of eligibility for participation and benefits;

                  (ii) PROCEDURES. Prescribe procedures and forms for the payment of benefits; and

                  (iii) BENEFIT AUTHORIZATION. Determine entitlement to, the amount of, the timing of and the form of benefits and authorize benefit payments.

         (b) PROCEDURE AND ACTION. The Committee may elect one of its members as chairperson and may designate a secretary. The Committee must keep a brief record of all meetings. Any delegation of duties by the Committee must state the scope of the delegation with reasonable specificity. The Committee acts by a majority of its members, either by vote at a meeting or by signature to a writing. Action by the Committee must be evidenced by written and duly executed instrument.

         (c) FINALITY. Except as provided in subsection (d), the decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan is final and conclusive and binding on all persons having any interest in the Plan.

         (d) POST-CHANGE IN CONTROL. After a Change in Control (as defined in a Change in Control Agreement affecting a participant):

                  (i) INTERPRETATION. The Committee's construction and interpretation of the Plan and its decisions regarding eligibility for benefits with respect to the affected participant must be reasonable and consistent with the spirit and intent of the Plan; and

                  (ii) STANDARD. The decisions of the Committee with respect to the affected participant are subject to de novo review.

         (e) OTHER DISCRETION. The Committee also has the authority, in its complete and absolute discretion, to grant on a case by case basis additional Years of Credited Service in addition to the Years of Credited Service already credited to the participant. Total Years of Credited Service must be limited to 30.

         5.2 LIMITATION OF LIABILITY AND INDEMNIFICATION. As a condition of participation in the Plan, each participant agrees that neither the Employers' officers and agents, the Committee, the Board of Directors, nor their individual members shall in any way be subject to any suit, litigation, or legal liability for any cause or reason in connection with the Plan or its operation, and each participant releases the Employers' officers and agents, the Committee, the Board of Directors and their individual members from any and all such liability or obligation. The Board of Directors, the Committee and their respective individual members shall not be liable for any act, omission, determination, construction, or communication made by that individual or any other party. Each shall be indemnified by Kaydon Corporation against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim of liability.

                                   ARTICLE VI
                       AMENDMENT AND TERMINATION OF PLAN

         6.1 AMENDMENT OR TERMINATION. The Board of Directors of Kaydon Corporation may amend or terminate the Plan at any time and the Board of Directors of each Employer may amend or terminate the Plan as to that Employer at any time. Except as explicitly limited, no individual has any right to continuation of the Plan, to continued participation in the Plan, or to continued accrual under the Plan.

         (a) LIMITATION. No amendment or termination may, without the consent of the participant, modify Section 4.4(c)(ii) or 5.1(d) of this Plan or retroactively decrease the vested Accrued Benefit of a participant:

                  (i) REGULAR VESTING. Who completed ten (10) Years of Credited Service or ten (10) Years of Vesting Service and attained age 55 while (or prior to becoming) an Active Participant and prior to the amendment or termination;

                  (ii) AGE VESTING. Who attained age 65 while (or prior to becoming) an Active Participant and prior to the amendment or termination; or

                  (iii) CHANGE IN CONTROL. Upon or after the occurrence of a Change in Control, if the participant is at that time a party to an effective Change in Control Agreement.

         (b) BENEFITS, RIGHTS AND FEATURES. No amendment or termination upon or after the occurrence of a Change in Control may, without the consent of the participant, adversely affect the benefits, rights or features of this Plan (determined in accordance with Section 411(d) of the Code and applicable regulations) at the time of the Change in Control with respect to a participant who is at that time:

                  (i) CHANGE IN CONTROL. A party to an effective change in control Agreement; and

                  (ii) THIS PLAN. An Active Participant in this Plan.

         (c) AUTOMATIC. Subject to subsections (a) and (b), above, any freeze of benefit accrual or termination of the Kaydon Corporation Retirement Plan shall automatically effect a freeze or termination of this Plan, as the case may be.

         6.2 CHANGE IN CONTROL AGREEMENT. This Plan may also be amended as to a participant by an effective Change in Control Agreement or other written document which explicitly amends this Plan and which is signed by the participant, and authorized representatives of Kaydon Corporation or the participants Employer.

                                  ARTICLE VII
                                 MISCELLANEOUS

         7.1 NONASSIGNABILITY. Benefits are not subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, or levy (Assignment), before actual receipt, by creditors of the participant or the participant's beneficiary. Any assignment which violates this section is void. The right to receive a benefit is not an asset for insolvency or bankruptcy.

         7.2 EMPLOYMENT RIGHTS NOT ENLARGED. The Plan does not create any employment rights or restrict an Employer's right to discharge an employee.

         7.3 PARTICIPANTS' RIGHTS LIMITED. The Plan does not give any participant or beneficiary: any interest in any Employer's assets, business or affairs; the right to question any Employer action or policy; or the right to examine Employer books and records. The rights of all participants are limited to the right to receive payment of benefits when due. The Employer's obligation under the Plan is simply an unfunded and unsecured promise to pay money in the future and its assets remain the general, unpledged and unrestricted assets of the Employer. Notwithstanding these limits and any other provision of this Plan, the Employer shall not be a party to any merger, consolidation, or reorganization unless its obligations under this Plan are expressly assumed by its successor. This Plan shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer and each participant.

         7.4 INTERPRETATION AND CONSTRUCTION. The use of the singular includes the plural where applicable, and vice versa. The headings in the Plan do not limit or extend the provisions of the Plan. Capitalized terms, except where capitalized solely for grammar, have the meanings as provided in the Plan. If a provision is unenforceable in a legal proceeding, the provision is severed only for that proceeding.

         7.5 GOVERNING LAW. The Plan is governed by the applicable laws of the United States of America (including the Code, ERISA, securities law, labor law, age discrimination law, and civil rights law) and, to the extent not preempted, by the laws of Florida.

         7.6 ARBITRATION. Any claim which cannot be resolved under this Plan shall be submitted to arbitration.

         (a) RULES. The arbitration shall be conducted by the American Arbitration Association under its commercial arbitration rules within the county where the Employer maintains its registered office.

         (b) AWARD. The Arbitrator's decision shall be embodied in an award which shall be final and binding on the parties. In making an award, the arbitrator may include any remedy contemplated by this Agreement and shall allocate the fees and expenses of the arbitration.

KAYDON CORPORATION AND
KAYDON RING & SEAL, INC.

By /s/ Lawrence J. Cawley
   ----------------------------------
   Lawrence J. Cawley
   The Chairman and Chief Executive
   Officer of Kaydon Corporation


And /s/ John F. Brocci
   ----------------------------------
   John F. Brocci
   The President and Secretary of
   Kaydon Ring & Seal, Inc.
   and the Secretary of Kaydon Corporation

                                   APPENDIX A

                                OTHER EMPLOYERS


Kaydon Ring & Seal, Inc.

                                   APPENDIX B

                              ACTIVE PARTICIPANTS

                                                                                    Effective Date of
                                                            Effective Date of         Cessation of
Name                           Employer                   Active Participation    Active Participation
----                           --------                   --------------------    --------------------
John F. Brocci                 Kaydon Corporation           January 1, 1994
Thomas A. Bushar               Kaydon Corporation           January 1, 1994
Brian P. Campbell              Kaydon Corporation           October 1, 1998
Lawrence J. Cawley             Kaydon Corporation           January 1, 1994
Stephen K. Clough              Kaydon Corporation           January 1, 1994          June 26,1998
Patrick T. Kirk                Kaydon Corporation           January 1, 1994
Arthur Ridler                  Kaydon Ring & Seal, Inc.     January 1, 1994

                                   APPENDIX C

                    ADDITIONAL CREDIT UNDER SECTION 2.17(A)

                                                             Effective Date of                    Effective Date of
                                                     Eligibility for Additional Credit   Eligibility for Additional Credit
Name                         Employer                      Under Section 2.17(a)                Under Section 2.17(a)
----                         --------                      ---------------------                ---------------------
John F. Brocci               Kaydon Corporation            August 1, 1998

Brian P. Campbell            Kaydon Corporation            October 1, 1998

Lawrence J. Cawley           Kaydon Corporation            August 1, 1998


                                   APPENDIX D

                               ACTUARIAL FACTORS

D.l TIME OF PAYMENT ACTUARIAL EQUIVALENCE. Actuarially reduced from age 62 based on:

     (a)          INTEREST RATE. 7.5%

     (b) MORTALITY. 1983 Group Annuity Mortality (GAM) with annuity values based on 75% male and 25% female mortality.

D.2               FORM OF PAYMENT ACTUARIAL EQUIVALENCE.

     (a)          INTEREST RATE. 7.5%

     (b) MORTALITY. 1983 Group Annuity Mortality (GAM) with annuity values based on 75% male and 25% female mortality.

     (c) LUMP SUM OVERRIDE. For purposes of determining lump sum actuarial equivalence under this Plan, the interest rate, mortality and other factors applicable for purposes of determining lump sum actuarial equivalence under the Kaydon Corporation Retirement Plan from time to time and, to the extent not addressed by that Plan, GATT shall be used instead of the interest rate and mortality factors provided in this Appendix A.

D.3 OTHER. For any other purpose for which Actuarial Equivalence is specified:

     (a)          INTEREST RATE. 7.5%

     (b) MORTALITY. 1983 Group Annuity Mortality (GAM) with annuity values based on 75% male and 25% female mortality.